EXHIBIT 99.1

Medical Action Industries Reports First Quarter Results for the Three Months Ended June 30, 2014

BRENTWOOD, N.Y., Aug. 11, 2014 (GLOBE NEWSWIRE) -- Medical Action Industries Inc. (the "Company") (Nasdaq:MDCI), a leading supplier of medical and surgical disposable products, today reported financial results for the first quarter ended June 30, 2014.

On June 2, 2014, the Company completed its previously announced sale of its Medegen Medical Products, LLC subsidiary and certain other assets of its Patient Care business unit to Medira Inc., an affiliate of Inteplast Group, Ltd., for approximately $78,628,000, subject to customary post-closing adjustments. Consequently, the assets and liabilities associated with this divestiture are presented as "held for sale" on the Company's balance sheet as of March 31, 2014. Furthermore, all of the operational results for the Patient Care business unit have been reflected within the "income from discontinued operations, net of income taxes" line on the Company's statement of operations for the periods presented. For the first quarter of fiscal 2015, income from discontinued operations, net of income taxes includes an $11,220,000 estimated gain on the sale.

Additionally, on June 24, 2014, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Owens & Minor, Inc. ("Owens & Minor") and Mongoose Merger Sub Inc., a wholly owned subsidiary of Owens & Minor, under which Owens & Minor will acquire all outstanding shares of the Company for $13.80 per share in cash. The transaction is subject to customary closing conditions, including stockholder approval and regulatory clearances and is expected to close in the fourth quarter of 2014.

For the first quarter of fiscal 2015, the Company reported net sales of $71,933,000, gross profit of $13,487,000 or 18.7% of net sales and a net loss of $11,000 or $0.00 per diluted share. The profitability was negatively impacted by legal fees associated with the Merger Agreement and a non-recurring, non-cash write-off of deferred financing costs.

Paul D. Meringolo, Chief Executive Officer, said, "The three months ended June 30, 2014 were eventful for the Company. Our recent divestiture of the Patient Care business unit has significantly improved our balance sheet. Furthermore, the proposed transaction with Owens & Minor represents an excellent outcome for stockholders, employees and customers, who will benefit from the reputation, expertise and knowledge provided by the combined companies."

First Quarter Results for Fiscal 2015

Net sales for the three months ended June 30, 2014 were $71,933,000, which represents an increase of $407,000 or less than 1.0% from net sales of $71,526,000 for the comparable prior year period. The reported gross profit of $13,487,000 or 18.7% of net sales, is consistent with the gross profit of $13,384,000 or 18.7% of net sales reported in the comparable prior year period.

The net loss for the three months ended June 30, 2014 amounted to $11,000 or $0.00 per diluted share, compared to net income of $90,000 or $0.01 per diluted share for the comparable prior year period. The results for the three months ended June 30, 2014 were negatively impacted by $266,000 in legal fees associated with the Merger Agreement and $197,000 in a non-recurring, non-cash write-off of deferred financing costs related to the repayment of all amounts owed under the Company's Credit Agreement, as defined below.

Liquidity and Capital Resources

On June 2, 2014, the Company entered into the First Amendment to the Credit Agreement and Guaranty and Security Agreement (the "Amendment"), among the Company, as borrower and Wells Fargo Bank, National Association, as administrative agent and lender (the "Lender") and used a portion of the proceeds from the divestiture of the Patient Care business unit to repay, in its entirety, the outstanding debt under the Credit Agreement.

The Amendment revised the terms of the original Credit Agreement that the Company entered into with the Lender on May 17, 2013 (the "Credit Agreement") as follows: (a) the Lender's maximum total loan commitments under the Credit Agreement were reduced from $65,000,000 to $55,000,000, (b) provided no Event of Default (as defined in the Credit Agreement) occurs and is continuing, the unused line fee (the "Unused Line Fee") that the Company is required to pay the Lender, has been capped at 0.375% of the daily unused amount of the revolving loan commitments of the Lender during the period for which the payment is made, through and including December 31, 2014, and (c) solely for purposes of calculating the Unused Line Fee, the aggregate amount of the Lender's revolving loan commitments was deemed to be the lesser of $30,000,000 and the actual aggregate amount of the Lender's revolving loan commitments.

The Company's outstanding debt under the Credit Agreement was $40,112,000 at March 31, 2014. As of June 30, 2014, (i) the Company had no outstanding debt under the Credit Agreement and (ii) the Company was in compliance with all covenants and financial ratios applicable under the Credit Agreement.

Cash and cash equivalents were $30,897,000 at June 30, 2014. The Company believes that the anticipated future cash flow from operations, coupled with the Company's cash on hand and available funds under the Credit Agreement will be sufficient to meet working capital requirements for the foreseeable future.

Investors Conference Call

The Company invites its stockholders and other interested parties to attend its conference call at 10:00 a.m. (ET) on August 11, 2014. You may listen to the conference call by calling (888) 868-9080 (domestic) or (973) 935-8511 (international); conference ID #81547028. The conference call will be simultaneously web cast on the Company's website: www.medical-action.com. The complete call and discussion will be available for replay on the Company's website beginning at 1:00 p.m. (ET) on August 11, 2014 until September 11, 2014.

About Medical Action Industries Inc.

Medical Action Industries Inc. (Nasdaq:MDCI), is a diversified manufacturer and distributor of disposable medical devices and a leader in many of the markets where it competes. Its products are marketed primarily to acute care facilities in domestic and certain international markets. The Company has expanded its target market to include physician, dental and veterinary offices, out-patient surgery centers, long-term care facilities and laboratories. The Company's products are marketed nationally by its direct sales personnel and extensive network of healthcare distributors. The Company has preferred vendor agreements with national and regional distributors, as well as sole and multi-source agreements with group purchasing organizations. The Company's common stock trades on the NASDAQ Global Select Market under the symbol MDCI and is included in the Russell Microcap® Index.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives for management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this news release are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statement. In some cases, forward-looking statements can be identified by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "intends," "believes," "estimates," "potential," or "continue," or the negative thereof or other comparable terminology. Although the Company believes that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including manufacturing inefficiencies, termination or interruption of relationships with the Company's suppliers, potential delays in obtaining regulatory approvals, product recalls, product liability claims, the Company's inability to successfully manage growth through acquisitions, the Company's failure to comply with governing regulations, risks of international procurement of raw materials and finished goods, market acceptance of the Company's products, market price of the Company's Common Stock, foreign currency fluctuations, resin volatility and other factors referred to in the Company's press releases and reports filed with the Securities and Exchange Commission (the "SEC"). Please see the Company's filings with the SEC, including, without limitation, the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which identify specific factors that would cause actual results or events to differ materially from those described in the forward-looking statements.

MEDICAL ACTION INDUSTRIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30,	March 31,
	2014	2014
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$ 30,897	$ 97
Accounts receivable, less allowance for doubtful accounts of $402 at June 30, 2014 and $501 at March 31, 2014	26,759	32,890
Inventories, net	35,427	32,718
Prepaid expenses	1,168	913
Deferred income taxes	1,201	1,201
Prepaid income taxes	--	409
Other current assets	4,367	2,649
Assets held for sale, current	--	61,113
Total Current Assets	99,819	131,990

Property, plant and equipment, net of accumulated depreciation of $18,060 at June 30, 2014 and $17,554 at March 31, 2014	26,091	26,161
Goodwill	19,144	19,144
Other intangible assets, net	23,268	23,737
Other assets, net	2,572	2,912
Total Assets	$ 170,894	$ 203,944

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$ 9,564	$ 16,456
Accrued expenses	20,036	21,924
Income taxes payable	4,788	--
Current portion of capital lease obligations	240	226
Current portion of long-term debt	--	40,112
Liabilities held for sale, current	--	4,200
Total Current Liabilities	34,628	82,918

Other long-term liabilities	1,027	1,012
Deferred income taxes	9,651	6,482
Capital lease obligations, less current portion	13,176	13,245
Total Liabilities	58,482	103,657

Stockholders' Equity:

Common stock 40,000 shares authorized, $.001 par value; issued and outstanding 16,391 shares at June 30, 2014 and March 31, 2014	16	16
Additional paid-in capital	36,735	36,556
Accumulated other comprehensive loss	(651)	(651)
Retained earnings	76,312	64,366
Total Stockholders' Equity	$ 112,412	$ 100,287
Total Liabilities and Stockholders' Equity	$ 170,894	$ 203,944

MEDICAL ACTION INDUSTRIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,
	2014	2013
	(Unaudited)

Net sales	$ 71,933	$ 71,526
Cost of goods sold	58,446	58,142
Gross profit	$ 13,487	$ 13,384

Selling, general and administrative expenses	12,694	11,568

Operating income	$ 793	$ 1,816

Interest expense, net	793	1,656

Income from continuing operations before income taxes	$ --	$ 160
Income tax expense	11	70

Income (loss) from continuing operations	$ (11)	$ 90

Income from discontinued operations, net of income taxes	11,957	189

Net income	$ 11,946	$ 279

Basic earnings (loss) per share:
Net income (loss) from continuing operations	$ (0.00)	$ 0.01
Net income from discontinued operations	0.73	0.01
Net income	$ 0.73	$ 0.02
Weighted-average common shares outstanding (basic)	16,391	16,391

Diluted earnings (loss) per share:
Net income (loss) from continuing operations	$ (0.00)	$ 0.01
Net income from discontinued operations	0.73	0.01
Net income	$ 0.73	$ 0.02
Weighted-average common shares outstanding (diluted)	16,471	16,465
CONTACT: Brian Baker - Chief Financial Officer
         MEDICAL ACTION INDUSTRIES INC.
         (631) 231-4600